UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2017, Vince, LLC (“Vince”), an indirect wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into a side letter (the “Letter”) with Bank of America, N.A. (“BofA”), as administrative agent and collateral agent under a credit agreement (the “Agreement”), dated as of November 27, 2013, by and among Vince, the guarantors party thereto, the Agent (as defined therein) and each lender party thereto.  The Letter amends and restates in its entirety the side letter entered into on March 6, 2017 by and among Vince, the guarantors party thereto, the Agent and each lender party.

The Letter provides that during the period from April 13, 2017 until and through July 31, 2017 (the “Letter Period”), the respective thresholds included in the definitions of “Covenant Compliance Event” and “Trigger Event” in the Agreement continue to be temporarily modified to be the greater of (a) 12.5% of the Adjusted Loan Cap (as defined in the Agreement) and (b) $5,000,000.  The Letter further provides that during the Letter Period, so long as the Company’s cash is held in a deposit account of the Company maintained with BofA (the “BofA Account”), the Company may include in the Borrowing Base (i) up to $10 million of such cash after April 13, 2017 through May 31, 2017 and (ii) up to $5 million of such cash after May 31, 2017 through July 31, 2017. During the Letter Period, to the extent that the cash and cash equivalents held by the Loan Parties at the close of business on any given day exceeds $1 million (excluding amounts in the BofA Account and certain other excluded accounts, as well as amounts equal to all undrawn checks and ACH issued in the ordinary course of business for payroll, rent and other accounts payable needs), Vince shall use any such cash in excess of $1 million to repay the loans under the Agreement.  In addition, during the Letter Period, the Company is prohibited from making any Restricted Payment (as defined in the Agreement) to its shareholders, except for customary indemnification and  expense reimbursements  to the employees of such shareholders that serve as the members of the Company’s board of directors and certain employee stock buybacks.

Further details are contained in, and this description is qualified in its entirety by, the Letter, which will be included as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending April 29, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Letter is contained in Item 1.01 of this Current Report and incorporated herein by reference.

Item 8.01. Other Events.

On April 14, 2017, the Company issued a press release regarding the filing of the Notification of Late Filing on Form 12b-25 relating to the delay in the filing of its Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
NumberDescription of Exhibit

99.1Press Release of Vince Holding Corp., dated April 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: April 14, 2017	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
NumberDescription of Exhibit

99.1Press Release of Vince Holding Corp., dated April 14, 2017.